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                                                                   EXHIBIT (8)-6







                                October 9, 1998




City National Corporation
Post Office Box 128
Sylacauga, Alabama 35150

Ladies and Gentlemen:


         We have acted as special counsel to City National Corporation, an Alabama corporation ("City National"), in connection with certain transactions to be undertaken pursuant to the Second Amended and Restated Reorganization Agreement and Plan of Merger dated as of June 16, 1998 (the "Plan of Merger") by and among City National Corporation, an Alabama corporation ("City National"), Warrior Capital Corporation, an Alabama corporation ("Warrior"), and The Banc Corporation, a Delaware corporation ("TBC") and in connection with the filing of a Registration Statement on Form S-4 Registration No. 333-58493 (the "Registration Statement") by TBC in connection therewith. City National will merge with and into TBC with TBC surviving the merger (the "City National Merger") pursuant to the Plan of Merger. This opinion is being delivered pursuant to Section 3.2(b) of the Plan of Merger.


         Except as otherwise provided, capitalized terms not defined herein have the meanings set forth in the Registration Statement or in certificates delivered to us by City National and TBC (the "Certificates"). All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

         For the purpose of rendering this opinion, we have examined originals, certified copies or copies otherwise identified to our satisfaction as being true copies of the original of the following documents (including all exhibits and schedules attached thereto):

                  (a)      the Plan of Merger;

                  (b) the Management Certificate signed by an authorized officer of TBC and attached as Exhibit A;



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City National Corporation
October 9, 1998
Page 2



                  (c) the Management Certificate signed by an authorized officer of City National and attached as Exhibit B;

                  (d)      the Registration Statement; and

                  (e) such other instruments and documents related to the consummation of the City National Merger and the transactions contemplated thereby as we have deemed necessary or appropriate.

         In connection with rendering this opinion, we have assumed (without any independent investigation or review thereof):

                  1. that original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there is (or will be prior to the Closing) due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof;


                  2. the truth and accuracy at all relevant times (including the Effective Time), of all representations, warranties and statements made or agreed to by City National and TBC, their managements, employees, officers, directors and shareholders in connection with the City National Merger, including but not limited to those set forth in the Plan of Merger and the Certificates; that any such representation, warranty or statement made "to the best knowledge of" or otherwise similarly qualified is correct without such qualification; that all covenants contained in such Plan of Mergers are performed without waiver or breach of any material provision thereof;


                  3. that no outstanding indebtedness of City National or TBC has or will represent equity for tax purposes; no outstanding equity of City National or TBC has represented or will represent indebtedness for tax purposes; no outstanding security, instrument, agreement or arrangement that provides for, contains or represents either a right to acquire City National Common Stock or to share in the appreciation thereof constitutes or will constitute "stock" for purposes of Section 368(c) of the Code; and


                  4. that the City National Merger will be consummated pursuant to the Plan of Merger and as described in the Registration Statement and will be reported by City National and TBC on their respective federal income tax returns in a manner consistent with the opinion set forth below.







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City National Corporation
October 9, 1998
Page 3



         Based on our examination of the foregoing items and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that for federal income tax purposes:

                  (i) The City National Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and TBC and City National will each be a party to the reorganization within the meaning of
Section 368(b) of the Code;

                  (ii) No gain or loss will be recognized by TBC or City National as a result of the City National Merger;

                  (iii) No gain or loss will be recognized by a City National shareholder who receives solely shares of TBC Common Stock in exchange for City National Common Stock;

                  (iv) The receipt of cash in lieu of fractional shares of TBC Common Stock will be treated as if the fractional shares were distributed as part of the exchange and then were redeemed by TBC. These payments will be treated as having been received as distributions in full payment in exchange for the stock redeemed as provided in Section 302(a) of the Code, provided the redemption is not essentially equivalent to a dividend;

                  (v) The aggregate tax basis of the shares of TBC Common Stock received by a City National shareholder will be equal to the aggregate tax basis of the City National Common Stock exchanged therefor, excluding any basis allocable to a fractional share of TBC Common Stock for which cash is received;

                  (vi) The holding period of the shares of TBC Common Stock received by a City National shareholder will include the holding period or periods of the City National Common Stock exchanged therefor, provided that the City National Common Stock is held as a capital asset within the meaning of
Section 1221 of the Code at the Effective Time.

         This opinion does not address the various state, local or foreign tax consequences that may result from the City National Merger. In addition, no opinion is expressed as to any federal income tax consequence of the City National Merger except as specifically set forth herein and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. In particular, we express no opinion regarding, among other things (i) the tax consequences of the City National Merger that may be relevant to particular shareholders of City National such as dealers in securities, foreign persons, holders of options or warrants, and holders of shares acquired upon exercise of stock options or in other compensatory transactions, (ii) the tax consequences to City National stockholders of other transactions effected prior to or after the City National Merger


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City National Corporation
October 9, 1998
Page 4



(whether or not such transactions are consummated in connection with the City National Merger), and (iii) the tax consequences of the City National Merger to City National and TBC under Section 1502 of the Code and the Income Tax Regulations issued thereunder.

         No opinion is expressed as to any transactions other than the City National Merger as described in the Plan of Merger or to any transaction whatsoever including the City National Merger if all the transactions described or contemplated in the Plan of Merger and the Registration Statement (including the agreements referenced therein) are not consummated in accordance with their terms and without waiver of any material provision thereof. To the extent any of the representations, warranties, statements and assumptions material to our opinion and upon which we have relied are not complete, correct, true and accurate in all material respects at all relevant times, our opinion would be adversely affected and should not be relied upon.

         This opinion only represents our best judgment as to the federal income tax consequences of the City National Merger and is not binding on the Internal Revenue Service or the courts. The conclusions are based on the Code, existing judicial decisions, administration regulations and published rulings. No assurance can be given that future legislative, judicial or administrative changes would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, by rendering this opinion we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

         We understand that counsel for TBC, Haskell, Slaughter & Young, L.L.C., has rendered a tax opinion substantially similar to this opinion concerning the federal income tax consequences of the City National Merger.

         This opinion has been delivered to you for the purpose of filing with the Registration Statement and may not be distributed or otherwise made available to any other person or entity without our prior written consent. We consent to the use of this form of opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.

                                             Sincerely,



                                             BALCH & BINGHAM LLP

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                                    EXHIBIT A

                             MANAGEMENT CERTIFICATE

                                 October 9, 1998


Balch & Bingham LLP                           Haskell Slaughter & Young, L.L.C.
1901 Sixth Avenue North                       1200 AmSouth /Harbert Plaza
Suite 2600                                       1901 Sixth Avenue North
Birmingham, Alabama  35203                    Birmingham, Alabama 35203

         RE: City National Merger pursuant to that certain Second Amended and Restated Reorganization Agreement and Plan of Merger (the "Plan of Merger"), dated as of June 16, 1998, by and among City National Corporation, an Alabama corporation ("City National"), Warrior Capital Corporation, an Alabama corporation ("Warrior"), and The Banc Corporation, a Delaware corporation ("TBC")

Ladies and Gentlemen:

         This letter is supplied to you in connection with your rendering of opinions regarding certain federal income tax consequences under the Internal Revenue Code of 1986, as amended (the "Code"), of the City National Merger pursuant to the terms of the Plan of Merger, as described in more detail in the Plan of Merger. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Plan of Merger.

                  A. REPRESENTATIONS. After consulting with its counsel and auditors regarding the meaning of and the factual support for the following representations, the undersigned hereby certifies and represents that the following facts are now true and will continue to be true as of the Effective Time of the City National Merger and thereafter where relevant:

                  1. The City National Merger will be consummated in compliance with the material terms of the Plan of Merger and none of the material terms and conditions therein have been waived or modified. TBC has no plan or intention to waive or modify further any such material term or condition.

                  2. TBC's principal reasons for participating in the City National Merger are bona fide business reasons.

                  3. TBC has no plan or intention to reacquire any of its stock issued in the City National Merger, although TBC may employ general stock repurchase programs in the future which would be indiscriminate as to holders of stock from whom repurchased.

                  4. TBC has no plan or intention to sell or otherwise dispose of any of the assets of City National acquired in the City National Merger, except for dispositions made in the ordinary course of business or transfers described in Code Section 368(a)(2)(C).

                  5. Following the City National Merger, TBC, directly or through a wholly-owned subsidiary of TBC, will continue the historic business of City National or use a significant portion of City National's historic business assets in a business.


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                  6.  With respect to both TBC and the Bank, and at the
Effective Time, not more than twenty-five percent (25%) of the fair market value of its adjusted total assets consists of stock and securities of any one issuer, and not more than fifty percent (50%) of the fair market value of its adjusted total assets consists of stock and securities of five or fewer issuers. For purposes of the preceding sentence, (a) a corporation's adjusted total assets exclude cash, cash items (including accounts receivable and cash equivalents), and United States government securities, (b) a corporation's adjusted total assets exclude stock and securities issued by any subsidiary at least fifty percent (50%) of the voting power or fifty percent (50%) of the total fair market value of the stock of which is owned by the corporation, but the corporation is treated as owning directly a ratable share (based on the percentage of the fair market value of the subsidiary's stock owned by the corporation) of the assets owned by any such subsidiary, and (c) all corporations that are members of the same "controlled group" within the meaning of section 1563(a) of the Code are treated as a single issuer.


                  7. The payment of cash in the City National Merger in lieu of fractional shares of TBC Common Stock is solely for the purpose of avoiding the expense and inconvenience to TBC of issuing fractional shares and does not represent separately bargained-for consideration. The TBC fractional share interests to which each City National shareholder may be entitled in the City National Merger will be aggregated and no City National shareholder will receive cash in an amount equal to or greater than the value of one full share of TBC Common Stock, except for any cases in which an City National shareholder holds beneficial interests in shares of City National through more than one account and such multiple accounts cannot be aggregated either because the beneficial interest cannot be identified or it would be improper to do so.

                  8. Except with respect to (i) payments of cash to City National shareholders in lieu of fractional shares of TBC Common Stock, and (ii) payments of cash to City National dissenting shareholders, if any, one hundred percent (100%) of the City National Common Stock outstanding immediately prior to the City National Merger will be exchanged solely for TBC Common Stock. Thus, except as set forth in the preceding sentence, TBC intends that no consideration be paid or received (directly or indirectly, actually or constructively) for City National Common Stock other than TBC Common Stock.

                  9. The total fair market value of all consideration other than TBC Common Stock received by City National shareholders in exchange for their City National Common Stock in the City National Merger (including, without limitation, cash paid to City National dissenting shareholders, if any, but excluding cash paid in lieu of fractional shares of TBC Common Stock) will be less than ten percent (10%) of the aggregate fair market value of City National Common Stock outstanding immediately prior to the City National Merger. In addition, the total cash consideration that will be paid in the City National Merger to City National shareholders in lieu of fractional shares of TBC Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the City National Merger to City National shareholders in exchange for their shares of City National Common Stock.

                  10. At the Effective Time of the City National Merger, the fair market value of the TBC Common Stock and the other consideration received by each City National shareholder will be approximately equal to the aggregate fair market value of the City National Common Stock surrendered by each such City National shareholder in exchange therefor.

                  11. There is no intercorporate indebtedness existing between TBC and City National that was issued, acquired, or will be settled at a discount.

                  12. None of the compensation payments received by any shareholder of City National will be separate consideration for, or attributable to, any of their shares of City National Common Stock; none of the shares of TBC Common Stock received by any shareholder of City National will be separate consideration for, or attributable to, any employment agreement, consulting agreement or any covenants not to compete or otherwise for the performance of services; and the compensation paid to any shareholder of City National will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

                  13. TBC, City National and the shareholders of City National will pay their respective expenses, if any, incurred in connection with the City National Merger.

                  B. RELIANCE BY YOU IN RENDERING OPINIONS; LIMITATIONS ON YOUR OPINIONS.

                  1. The undersigned recognizes that (i) your opinions will be based on, among other things, the representations and statements set forth herein, in the Plan of Merger and in the documents


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related thereto, and (ii) your opinions will be subject to certain limitations, qualifications and assumptions including that the opinions may not be relied upon if any such representations or statements are not accurate in all material respects.

                  2. The undersigned recognizes that your opinions will not address any tax consequences of the City National Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                                              Very truly yours,

                                              THE BANC CORPORATION
                                              a Delaware corporation


                                              By:
                                                 -----------------------------
                                              Name:
                                              Title:


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                                    EXHIBIT B

                             MANAGEMENT CERTIFICATE




                                 October 9, 1998




Balch & Bingham LLP                     Haskell Slaughter & Young, L.L.C.
1901 Sixth Avenue North                 1200 AmSouth /Harbert Plaza
Suite 2600                                       1901 Sixth Avenue North
Birmingham, Alabama  35203              Birmingham, Alabama 35203

         RE: City National Merger pursuant to that certain Second Amended and Restated Reorganization Agreement and Plan of Merger (the "Plan of Merger"), dated as of June 16, 1998, by and among City National Corporation, an Alabama corporation ("City National"), Warrior Capital Corporation, an Alabama corporation ("Warrior"), and The Banc Corporation, a Delaware corporation ("TBC")

Ladies and Gentlemen:

                  This letter is supplied to you in connection with your rendering of opinions regarding certain federal income tax consequences under the Internal Revenue Code of 1986, as amended (the "Code"), of the City National Merger pursuant to the terms of the Plan of Merger, as described in more detail in the Plan of Merger. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Plan of Merger.

                  A. REPRESENTATIONS. After consulting with its counsel and auditors regarding the meaning of and the factual support for the following representations, the undersigned hereby certifies and represents that the following facts are now true and will continue to be true as of the Effective Time of the City National Merger and thereafter where relevant:

                  1. The City National Merger will be consummated in compliance with the material terms of the Plan of Merger and none of the material terms and conditions therein have been waived or modified. City National has no plan or intention to waive or modify further any such material term or condition.

                  2. City National's principal reasons for participating in the City National Merger are bona fide business reasons.

                  3. The total fair market value of all consideration other than TBC Common Stock received by City National shareholders in exchange for their City National Common Stock in the City National Merger (including, without limitation, cash paid to City National dissenting shareholders, if any, but excluding cash paid in lieu of fractional shares of TBC Common Stock), will be less than ten percent (10%) of the aggregate fair market value of City National Common Stock outstanding immediately prior to the City National Merger.

                  4. The liabilities of City National assumed by TBC and the liabilities to which the transferred assets of City National are subject have been incurred by City National in the ordinary course of its business.

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                  5. The fair market value of City National's assets transferred to TBC will, at the Effective Time, exceed the aggregate liabilities of City National assumed by TBC plus the amount of liabilities, if any, to which such assets are subject.

                  6. Other than shares of City National Common Stock or options to acquire such stock issued as compensation to present or former service providers (including, without limitation, employees and directors) of City National in the ordinary course of business, if any, no issuances of City National Common Stock or rights to acquire such stock have occurred or will occur during the period beginning with the commencement of negotiations (whether formal or informal) between City National and TBC regarding the City National Merger and ending on the Effective Time of the City National Merger (the "Pre-Merger Period") other than pursuant to options, warrants or agreements outstanding prior to the Pre-Merger Period.

                  7. With respect to both TBC and the Bank, and at the Effective Time, not more than twenty-five percent (25%) of the fair market value of its adjusted total assets consists of stock and securities of any one issuer, and not more than fifty percent (50%) of the fair market value of its adjusted total assets consists of stock and securities of five or fewer issuers. For purposes of the preceding sentence, (a) a corporation's adjusted total assets exclude cash, cash items (including accounts receivable and cash equivalents), and United States government securities, (b) a corporation's adjusted total assets exclude stock and securities issued by any subsidiary at least fifty percent (50%) of the voting power or fifty percent (50%) of the total fair market value of the stock of which is owned by the corporation, but the corporation is treated as owning directly a ratable share (based on the percentage of the fair market value of the subsidiary's stock owned by the corporation) of the assets owned by any such subsidiary, and (c) all corporations that are members of the same "controlled group" within the meaning of section 1563(a) of the Code are treated as a single issuer.

                  8. City National is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

                  9. To the best knowledge of City National, there is no plan or intention by the shareholders of City National to sell, exchange or otherwise dispose of a number of shares of TBC Common Stock received in the City National Merger that would reduce the City National shareholders' ownership of TBC Common Stock to a number of shares having a value, as of the Effective Time of the City National Merger, of less than fifty percent (50%) of the value of all of the formerly outstanding City National Common Stock as of the Effective Time. For purposes of this representation, shares of City National Common Stock (or portion thereof) (i) with respect to which a shareholder receives cash in lieu of fractional shares of TBC Common Stock or pursuant to the exercise of dissenters' rights and/or (ii) with respect to which a sale occurs during the Pre-Merger Period, shall be considered shares of outstanding City National Common Stock exchanged for TBC Common Stock in the City National Merger and then disposed of pursuant to a plan.

                  10. The payment of cash in lieu of fractional shares of TBC Common Stock is solely for the purpose of avoiding the expense and inconvenience to TBC of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the City National Merger to City National shareholders in lieu of fractional shares of TBC Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the City National Merger to City National shareholders in exchange for their shares of City National Common Stock. The TBC fractional share interests to which each City National shareholder may be entitled in the City National Merger will be aggregated, and no City National shareholder will receive cash in an amount equal to or greater than the value of one full share of TBC Common Stock, except for any cases in which a City National shareholder holds beneficial interests in shares of City National through more than one account and such multiple accounts cannot be aggregated either because the beneficial interest cannot be identified or it would be improper to do so.

                  11. Except with respect to (i) payments of cash to City National shareholders in lieu of fractional shares of TBC Common Stock, and (ii) payments of cash to City National shareholders perfecting dissenters' rights, one hundred percent (100%) of the City National Common Stock outstanding immediately prior to the City National Merger will be exchanged solely for TBC Common Stock. Thus, except as set forth in the preceding sentence, City National intends that no consideration be paid or received (directly or indirectly, actually or constructively) for City National Common Stock other than TBC Common Stock.

                  12. At the Effective Time of the City National Merger, the fair market value of the TBC Common Stock and other consideration received by each City National shareholder will be approximately equal to the aggregate fair market value of the City National Common Stock surrendered by each such City National shareholder.


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                  13. There is no intercorporate indebtedness existing between
TBC and City National that was issued, acquired or will be settled at a discount.

                  14. None of the compensation payments received by any shareholder of City National will be separate consideration for, or attributable to, any of their shares of City National Common Stock; none of the shares of TBC Common Stock received by any shareholder of City National will be separate consideration for, or attributable to, any employment agreement, consulting agreement, any covenants not to compete or otherwise for the performance of services; and the compensation paid to any shareholder of City National will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

                  15. TBC, City National and the shareholders of City National will pay their respective expenses, if any, incurred in connection with the City National Merger.

                  B. RELIANCE BY YOU IN RENDERING OPINIONS; LIMITATIONS ON YOUR
                     OPINIONS.

                  1. The undersigned recognizes that (i) your opinions will be based on the representations and statements set forth herein, in the Plan of Merger and in the documents related thereto and (ii) your opinions will be subject to certain limitations and qualifications and assumptions, including that the opinions may not be relied upon if any such representations or statements are not accurate in all material respects.

                  2. The undersigned recognizes that your opinions will not address any tax consequences of the City National Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                                         Very truly yours,

                                         CITY NATIONAL CORPORATION
                                         an Alabama corporation


                                         By:
                                            ---------------------------------
                                         Name:
                                         Title:



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